UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 25, 2009

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 Financial Information

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on February 25 and 28, 2009, SG Telecom, Inc. received a total of 250,000,000 Yen, or approximately $2,577,000 at current exchange rates in working capital loans. The loans are expected to require a balloon payment of 250,000,000 Yen, or approximately $2,577,000 on April 30, 2009. Interest of 15.0% is to be paid starting on February 25, 2009. SG Telecom paid a 10% fee for this working capital loan.

The loans are guaranteed by Hideki Anan, Kyo Nagae, all Global Hotline affiliated entities and two directors of Global Hotline.

On approximately April 1, 2009, IA Global, Inc. pledged its ownership in Global Hotline, Inc. as collateral for the loans, subject to a thirty day notice period in the case of default under the agreement.

The amendments and agreements will be filed as exhibits to the Form 10-K for the twelve months ending March 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: April 14, 2009

By:	/s/ Mark Scott

Mark Scott

Chief Operating and Financial Officer